EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20165, 333-20167, 333-89949, 333-64083 and 333-68176) of Northwest Pipe Company of our report dated February 18, 2004, except for Notes 12 and 16, as to which the date is February 25, 2004 relating to the consolidated financial statements and our report dated February 18, 2004 relating to the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon

March 11, 2004